Exhibit 10.26
CUSTODIAN AGREEMENT
     This Agreement between Allied Capital Corporation, a corporation organized and existing under the laws of the State of Maryland (the “Company”), and Chevy Chase Trust, a Maryland trust company (the “Custodian”), is entered into this 9th day of March, 2006.
     WITNESSETH: that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1:	EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT
     The Company hereby employs the Custodian as the custodian of such of the Company’s securities and similar investments that the Company desires to be held by the Custodian (“Securities”). The Custodian agrees to accept from the Company for custody pursuant to this Agreement such Securities that the Company shall deliver to the Custodian for this purpose, and all payments of income or principal received by it with respect to such Securities that have not, pursuant to Proper Instructions (as defined in Section 3 of this Agreement), been removed from such custody. The Custodian shall not be responsible for any property of the Company held or received by the Company and not delivered to the Custodian.

Section 2:	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE COMPANY HELD BY THE CUSTODIAN
Section 2.1. Holding Securities:
     The Custodian shall hold and physically segregate for the account of the Company all non-cash property to be held by it, including all documents, certificates and other such instruments including any schedule of payments (“Financing Documents”) as are received by the Custodian, and all securities owned by the Company other than securities which are maintained pursuant to Section 2.7 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”).
Section 2.2 Delivery of Securities:
     The Custodian shall release and deliver securities owned by the Company held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
1.	Upon sale of such securities for the account of the Company and receipt of payment therefor;

2.	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Company;

3.	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.7 hereof;

4.	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

5.	Upon the sale of such securities for the account of the Company, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

6.	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

7.	For delivery as security in connection with any borrowing by the Company requiring a pledge of assets by the Company, but only against receipt of amounts borrowed; and

8.	For any other purpose, but only upon receipt of Proper Instructions specifying the securities of the Company to be delivered and naming the person or persons to whom delivery of such securities shall be made.
Section 2.3. Registration of Securities:
     Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Company or in the name of any nominee of the Company or of any nominee of the Custodian which nominee shall be assigned exclusively to the Company. All securities accepted by the Custodian on behalf of the Company under the terms of this Agreement shall be in “street name” or other good delivery form.
Section 2.4. Bank Accounts:
     The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Company, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company, other than cash maintained by the Company in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).
Section 2.5. Collection of Income:
     Subject to the provisions of Section 2.3 the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder and payments with respect to Loans to which the Company shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Company’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Company with such information or data as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which the Company is properly entitled.
Section 2.6. Payment of Company Monies:
     Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Company in the following cases only:
1.	Upon the purchase of securities for the account of the Company but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Company or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Company and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Company of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Company; or (d) for transfer to a time deposit account of the Company in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Company as defined herein;

2.	In connection with conversion, exchange or surrender of securities owned by the Company as set forth in Section 2.2 hereof;

3.	For the payment of any expense or liability incurred by the Company, as directed by Proper Instructions;

4.	For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.
Section 2.7. Deposit of Company Assets in U.S. Securities Systems:
     The Custodian may deposit and/or maintain securities owned by the Company in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

Section 2.8. Segregated Account:
     The Custodian shall, upon receipt of Proper Instructions, establish and maintain a segregated account or accounts for and on behalf of the Company, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.7 hereof, (i) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD, relating to compliance with the rules of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company, , (ii) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iii) for any other purpose upon receipt of Proper Instructions.
Section 2.9. Ownership Certificates for Tax Purposes:
     Upon the reasonable request of the Company, the Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Company held by it and in connection with transfers of securities.
Section 2.10. Proxies:
     The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Company or a nominee of the Company, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such securities.
Section 2.11. Communications Relating to Company Securities:
     Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Company all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith ) received by the Custodian from issuers (which term, for this purpose, includes sellers of Loans) of the securities being held for the Company.

Section 3:	PROPER INSTRUCTIONS
     Proper Instructions, which may also be standing instructions, as used throughout this Agreement shall mean instructions received by the Custodian from an authorized person of the Company. The Company shall provide, and the Custodian shall accept, a writing from the Company, signed by the Treasurer, identifying those persons authorized to give such instructions to the Custodian. Such instructions may be faxed, emailed or transmitted via hard copy in a certified letter or overnight delivery service, provided that the Company has followed any applicable security procedures agreed to from time to time by the Company and the Custodian.

     Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing.
     The Company shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Company to the contrary.
     The Custodian shall be held harmless in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Company.

Section 4:	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY
     The Custodian may in its discretion, without express authority from the Company:
1)	Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Company;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Company, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company except as otherwise directed by the Board.

Section 5:	RECORDS
     The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Company under the 1940 Act, with particular attention to Section 31 and the applicable rules thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s Sarbanes-Oxley Act of 2002 certification requirements. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the SEC. The Custodian shall, at the Company’s request, supply the Company with a tabulation of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include certificate numbers in such tabulations.

Section 6:	OPINION OF COMPANY’S INDEPENDENT ACCOUNTANT
     The Custodian shall take all reasonable action, as the Company may from time to time request, to provide information to the Company’s independent accountants with respect to its activities hereunder in connection with the preparation of the Company’s Form N-2, and Forms 10-Q and 10-K or other reports to the SEC and with respect to any other requirements thereof.

Section 7:	REPORTS TO COMPANY BY INDEPENDENT PUBLIC ACCOUNTANTS
     The Custodian shall provide the Company, at such times as the Company may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 8:	COMPENSATION OF CUSTODIAN
     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time with the Company.

Section 9:	RESPONSIBILITY OF CUSTODIAN
     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Company for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. The Custodian shall be without liability to the Company for any loss, liability, claim or expense resulting from or caused by any force majeure event or any foreign country risk, including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.
     Except as may arise from the Custodian’s own negligence, willful misconduct or fraud, or the negligence, willful misconduct or fraud of an agent acting on the behalf of the Custodian, the Custodian shall be without liability to the Company for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Company in its instructions to the Custodian; provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Company, the Company’s nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of interests, rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.
     If the Company requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian being liable for the payment of money or incurring liability of some other form, the Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to the Custodian. The Custodian shall take no action, nor act upon any instructions, that it reasonably believes would result in the violation of any state or federal law.
     If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Company’s assets to the extent necessary to obtain reimbursement.
     In no event shall the Custodian be liable for indirect, special or consequential damages.

Section 10:	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT
     This Agreement shall become effective as of its execution, shall continue in full force and effect for an indefinite term (subject to the termination provisions hereof), and may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or sent by certified mail or sent overnight delivery to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Company shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Company’s Articles of Incorporation, and further provided, that the Company may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the principal regulator of the Custodian or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
     Upon termination of the Agreement, the Company shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements in accordance with the terms hereof.

Section 11:	SUCCESSOR CUSTODIAN
     If a successor custodian for the Company shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Company then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Company held in a Securities System.
     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.
     In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, having an aggregate capital, surplus, and undivided profits, as may be required under the 1940 Act, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Company, and to transfer to an account of such successor custodian all of the Company’s securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.
     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 12:	INTERPRETIVE AND ADDITIONAL PROVISIONS
     In connection with the operation of this Agreement, the Custodian and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Company’s Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 13:	MARYLAND LAW TO APPLY
     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of Maryland, excluding the conflicts of laws principles thereof.

Section 14:	PRIOR AGREEMENTS
     This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Company and the Custodian relating to the custody of the Company’s assets.

Section 15:	NOTICES.
     Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or contact information or such other addresses or contact information as may be notified by any party from time to time.

To the Company:	ALLIED CAPITAL CORPORATION
1919 Pennsylvania Avenue, NW
Washington, DC 20006

	Attention:	Kelly Anderson, Treasurer
	Telephone:	202-973-6328
	Telecopy:	202-659-2053

To the Custodian:	CHEVY CHASE TRUST
7501 Wisconsin Avenue, 14th Floor
Bethesda MD 20814

Attention:

Telephone:

Telecopy:

     Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, and, in the case of, fax or email on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

Section 16:	REPRODUCTION OF DOCUMENTS
     This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 17:	COUNTERPARTS
     This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.
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     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of March 9, 2006.

ALLIED CAPITAL CORPORATION		COMPANY SIGNATURE ATTESTED TO BY:

By:	/s/ Kelly A. Anderson	By:	/s/ Suzanne V. Sparrow

Name:	Kelly A. Anderson	Name:	Suzanne V. Sparrow

Title:	Executive Vice President & Treasurer	Title:	Secretary

CHEVY CHASE TRUST		SIGNATURE ATTESTED TO BY:

By:	/s/ Lynn M. Panagos	By:	/s/ Chris Davis

Name:	Lynn M. Panagos	Name:	Chris Davis

Title:	Managing Director	Title:	Vice President